Exhibit (j) under N-1A
                                                      Exhibit 8 under 601/Reg SK

                                   DELOITTE & TOUCHE


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in Post-Effective Amendment No. 31 to Registration Statement No. 2-75366 of Federated Income Trust, of our report dated March 17, 2000 appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

By: /s/ DELOITTE & TOUCHE
    Deloitte & Touche
    Certified Public Accountants

Boston, Massachusetts
March 28, 2000